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                                                                    Exhibit 99.4

[BARR LABORATORIES, INC. LOGO]


2 Quaker Road, P.O. Box 2900                            N E W S  R E L E A S E
Pomona, NY 10970
845-362-1100

CONTACT: Carol A. Cox, 845-348-6808 EMAIL:  ccox@barrlabs.com

                 BARR CONFIRMS RECEIPT OF MASSACHUSETTS SUBPOENA


POMONA, NEW YORK, MAY 17, 2001... Barr Laboratories, Inc. (NYSE-BRL) today confirmed that it has received a subpoena, issued by the Commonwealth of Massachusetts Office of the Attorney General, for the production of documents related to pricing and reimbursement of select products in Massachusetts. Barr is one of a number of pharmaceutical companies that has received such subpoenas. The Company said it is cooperating with the inquiry and believes that all of its product agreements and pricing decisions have been lawful and proper.

Barr Laboratories, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.

Safe Harbor Statement: To the extent that any statements made in this release contain information that is not historical, these statements are essentially forward-looking. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include: the timing and outcome of legal proceedings; the difficulty in predicting the timing of U.S. Food and Drug Administration ("FDA") approvals; the difficulty in predicting the timing and outcome of court decisions on patent challenges; the court and FDA's decisions on exclusivity periods; market and customer acceptance and demand for new pharmaceutical products; the ability to market proprietary products; the impact of competitive products and pricing; timing and success of product development and launch; availability of raw materials; the regulatory environment; fluctuations in operating results; and, other risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "believes," "may," "could" "estimates," "intends" and other words of similar meaning. Should known or unknown risks or uncertainties materialize, or should our assumptions prove inaccurate, actual results could vary materially from those anticipated. The Company undertakes no obligation to publicly update any forward-looking statements.

[EDITOR'S ADVISORY: Barr Laboratories, Inc. news releases are available free of charge through PR Newswire's News On-Call fax service. For a menu of Barr's previous releases, or to receive a specific release via fax call: 800-758-5804 -- ext. 089750. Barr news releases and corporate information are also available on Barr's home page (www.barrlabs.com). ]

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